SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 7, 2002
                                ---------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                           SECTOR COMMUNICATIONS, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

         NEVADA                      0-22382                 56-1051491
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)

        1801 CENTURY PARK EAST, 23RD FLOOR, LOS ANGELES, CALIFORNIA 90067
                    (Address of principal executive offices)


                                (310) 772-0017
                         (Registrant's telephone number)









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ITEM 2.   DISPOSITION OF ASSETS


     GENERAL.

     As reported in a release dated November 9, 2001, the management of the Company had reviewed the current status and future potential of its various subsidiaries and decided that the immediate disposition of several of them was in the best interests of the shareholders because it would leave the Company with a single, profitable subsidiary as well as enabling management to focus on immediately developing a new business opportunity which requires considerable focus.

     Management has finalized two dispositions and these are detailed below:


     A. On January 7, 2002, the Company finalized an agreement with Platinum Holdings Capital, Ltd., to dispose of its shareholding in Ideous Technologies, AG.

          Consideration. The Company accepted the following consideration in connection with this transaction:

          1. Platinum Holdings Capital, Ltd., assumed responsibility for any and all liabilities (whether known or unknown) of the Company in relation to Ideous Technologies, AG., (excepting inter-company accounts of Ideous Technologies, AG., and the Company).

          2. Platinum Holdings Capital, Ltd., assumed responsibility for any and all further liabilities of Ideous Technologies, AG., as and when they arise or become apparent.


     B. On January 8, 2002, the Company finalized an agreement with Silver Investment Trading, Ltd., to dispose of substantially all its wholly owned subsidiary EnterVision, Inc., along with all those assets acquired from Herbert Becker and BEE Multimedia, 9077-8028 Quebec Inc., and any and all other corporations and other entities controlled in whole or in part by Mr. Becker an agreement to acquire all right, title and interest, of whatsoever kind and nature, in and to all assets, properties, and business, arising from, in connection with and related to the so-called EnterVision product line and so-called compression technology developed, created and/or owned by Mr. Becker, wherever located, including without limitation any and all computer software, servers and other computer hardware, trademarks, copyrights, web sites, URLs, goodwill, accounts receivable, that certain software code which is the subject of United States copyright registration number TXU964525 and of Canadian copyright registration 485229, the



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          trade name "EnterVision" which is the subject of United States trade mark registration serial number 78001539, now being published for opposition, the so-called EnterVision Professional Broadcasting System, EnterVision Professional Broadcasting System Mini, ET Video Conferencing System, EnterVision Professional Broadcasting System Starter, EnterVision Home Broadcaster, EnterVision Radio Broadcaster, and The Television ("Assets").

          Consideration. Silver Investment Trading, Ltd., procured the surrender to the Company by Herbert Becker of the 10 million shares that he holds in the Company and in addition Silver Investment Trading, Ltd., issued a promissory note in favor of the Company in the sum of $250,000 which is payable to the Company on demand and provides for interest to be accrued at the rate of 8.5% per annum until the promissory note and accrued interest is paid in full to the Company.



ITEM 5.   OTHER EVENTS

On January 7, 2002 the Board of Directors of the Registrant accepted the resignations of Michael Zwebner, Jeremy Schuster and Roger Serrero as directors of the Company. On the same date, the Board of Directors appointed Mark Tolner as President of the Company and as a Director.

As a result of the disposition of EnterVision detailed in Item 2 above, Herbert Becker advised the Board of Directors of the Registrant that he would not be seeking to take up a seat on the Board of Directors that was previously announced as part of the original acquisition of the EnterVision Assets by the Company.


Item 7. Financial Statements and Exhibits

        (b) Proforma financial statements of the Registrant are included as
            Exhibit 99.1 and incorporated herein by reference

        (c)  Exhibits

      No.    Description
      --     -----------
      10.1   Agreement to transfer ownership of Ideous Technologies, AG, dated
             January 7, 2002

      10.2 Agreement to transfer ownership of the EnterVision Assets, dated January 8, 2002

      99.1   Pro forma financial statements of the Registrant

               Proforma Balance Sheet at August 31, 2001

               Proforma Statement of Operations for the year ended February 28, 2001

               Proforma Statement of Operations, six months ended
               August 31, 2001

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Sector Communications, Inc.


                                    By   /s/ Mohamed Hadid
                                         ----------------------
                                         Chairman and President


Date: January 9, 2002








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